Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 6, 2022, relating to the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2021 and 2020, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

August 25, 2022